Exhibit 99.1


Con-way




                                                        FOR IMMEDIATE RELEASE
                                                              Media Contacts:
                          Gary Frantz (650) 378-5335, frantz.gary@con-way.com Belinda Donovan (207) 773-0700, ext. 212, bdonovan@kempgoldberg.com
                                                            Investor Contact:
             Patrick Fossenier, (650) 378-5353, fossenier.patrick@con-way.com





CON-WAY ACQUIRES CONTRACT FREIGHTERS, INC. TO ACCELERATE GROWTH AND EXPAND

                             SERVICE OFFERINGS

      $750 Million Acquisition Creates Unique Transportation and Logistics

       Enterprise with More Diversified Revenue, Broader Capabilities



SAN MATEO, Calif. and JOPLIN, Mo. - July 16, 2007 - Con-way Inc. (NYSE:CNW),

today announced that it has entered into an agreement to acquire Contract

Freighters, Inc. (CFI), a privately held North American truckload carrier based in Joplin, Mo., in a transaction valued at $750 million.



Founded in 1951, CFI is a respected, industry-leading service provider that today operates over 2,600 tractors and more than 7,000 trailers, with more than 3,000 employees including approximately 2,500 drivers that serve customers throughout North America.



The acquisition elevates Con-way into a unique position in the freight transportation industry, creating a leading less-than-truckload (LTL),

truckload (TL) and supply chain management enterprise with a broad portfolio of high-value solutions, noted Douglas W. Stotlar, Con-way's president and

CEO.


"Acquiring CFI is a significant addition to Con-way's ability to serve the customer. It establishes a superior platform for growth, clearly differentiating Con-way as a premier provider of supply chain and freight transportation solutions," said Stotlar. "This acquisition is a cornerstone of our strategic plan to grow the company, build competitive advantage and increase shareholder value."



The acquisition will join CFI with Con-way's existing Con-way Truckload division, creating a business unit with over $500 million in annual revenues for truckload freight. Together with the complementary capabilities of LTL carrier Con-way Freight, and global supply chain services provider Menlo

Logistics, the Con-way organization will deliver an expanded transportation and logistics platform to North America-based shippers as well as global businesses, from "first-mile" sourcing in Asia or Europe, to "last-mile"

delivery in North America.



"We are excited to join the Con-way family of operating companies. CFI will benefit from Con-way's infrastructure, broad service capabilities and strong brand recognition," said Herb Schmidt, president and CEO of CFI. "Becoming part of the Con-way organization will allow us to penetrate new markets and provide new services to our customers. In addition, Con-way and CFI share service philosophies and common values such as safety, integrity, commitment,

and excellence."



The companies expect to realize a number of strategic benefits from the combination, including:



Diversified revenue mix.  The combined truckload operations will generate approximately $500 million in truckload revenue for the Con-way enterprise,

enabling the company to reach a more diversified mix between LTL, TL and logistics revenues, helping to moderate the effects of cyclical swings in the business units.



Improved truckload operations.   Con-way's existing truckload operations will

be integrated into CFI's headquarters in Joplin, Mo. Moving this under CFI's best-in-class operating and management practices will markedly improve profitability on Con-way Truckload's existing revenue generated through dedicated line-haul services for its sister LTL company Con-way Freight.



Retained contract carrier margins.  CFI is Con-way Freight's largest provider of contract services for long-haul transcontinental truckload transportation.

The acquisition will enable Con-way to retain margins from this contract business.  In addition, Con-way Freight is CFI's largest customer, and the company foresees opportunities to further optimize freight operations for both the LTL and truckload networks through this acquisition.



Enhanced Mexico presence.  With operations in Mexico for nearly 20 years, CFI is recognized as one of that country's leading transportation providers, and is among the largest participants in the market for cross-border truckload freight.  Combining CFI's network, experience and expertise with Con-way

Freight's Mexico network and Menlo's in-country and border-based logistics operations significantly improves the combined company's presence and capabilities in Mexico.



Expanded presence in key industries.  CFI's strong customer base in the retail and consumer products industries complements Con-way Freight's strength in the industrial and manufacturing sector, and also aligns well with Menlo Logistics' principal industry verticals.



Larger network footprint.  The acquisition creates one of the most extensive infrastructure networks for less-than-truckload transportation, truckload,

and supply chain, distribution and logistics management, as well as the sixth largest truck transportation company in North America.



Synergies with Menlo Logistics.  Menlo manages approximately $600 million in domestic truckload transportation services on behalf of its customers, some

of which already is handled by CFI.   The acquisition will present

opportunities for CFI and Menlo to collaborate, where practical, on freight flows to further optimize operations for its customers, introduce new services, and drive efficiencies in the Con-way network, all while fulfilling

Menlo's responsibility to deliver the best-cost transportation solution focused first on the requirements of its customers.



Accelerated growth opportunities, expanded services portfolio.  As a combined company, Con-way and CFI will deliver a more comprehensive service menu for the heavy-weight freight portion of the industry, and will be able to leverage assets and networks to grow the company with complementary new products and services, across a larger and more diverse customer base.



Stotlar and Schmidt both cited the similar cultures and focus on service integrity, which are inherent to both organizations, as a key factor in joining the companies.  CFI and Con-way are each known for exceptional operational execution, and have market reputations as top-performing carriers with respected, professional management and high service levels.  Their cultures consistently emphasize employee-driven values and a focus on efficient, exemplary service for customers.



Concluded Stotlar, "We're very excited about this acquisition and the positive effect that joining these two industry leaders will have on the transportation and logistics market.  This is a unique and powerful fit of two successful companies that together have great prospects for growth, and for driving sustainable service advantage for our customers, opportunities for our employees and increasing value for our shareholders."



The acquisition will be structured as a merger as a result of which Con-way will acquire CFI's parent holding company, Transportation Resources, Inc.,

CFI and all other subsidiaries of the parent holding company.  The acquisition is subject to customary review by regulatory authorities and fulfillment of closing conditions. The boards of directors of both companies have approved the transaction, which is expected to conclude during the 2007 third quarter. Con-way intends to fund the acquisition with existing cash resources together with proceeds from debt financing. The company believes that the allocation of capital to this acquisition will be more accretive than alternative uses of funds.



Lead financial advisor on the acquisition for Con-way Inc. was Morgan Keegan

& Co., with additional advisory support and financing for the acquisition provided by Goldman, Sachs & Co.



Con-way and CFI executives will discuss the acquisition in a conference call for the financial community today, Monday, July 16 at 11:00 a.m. Eastern

Daylight Time (8:00 a.m. Pacific). The conference call can be accessed at 1-

866-264-3634 from the U.S. and Canada, passcode 7519595, and also will be available to other interested parties through a live Webcast on the Con-way

Web site, www.con-way.com. The live call will be available to international callers at (706) 643-3632. A replay of the call will be available starting at

1:00 pm EDT on July 16 by calling 1-800-642-1687, passcode 7519595.

International callers can access the replay at (706) 645-9291.



About Con-way Inc.

Con-way Inc. (NYSE:CNW) is a $4.2 billion freight transportation and logistics services company headquartered in San Mateo, Calif. Named FORTUNE magazine's "Most Admired Company" in transportation and logistics for 2007, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload Services and Menlo Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload and intermodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.

About CFI

CFI is the leading service carrier in the North America truckload market. Founded in 1951 with one tractor and two trailers, the company now operates 2,600 tractors and 7,000 trailers and serves shippers throughout the continent. CFI was one of the first carriers to establish operations in Mexico and for its excellence in export service, CFI received the President's "E" and "E-Star" Awards. The company is also ISO 9001-2000 certified. CFI's Web site can be found at www.cfi-us.com. CFI's site is also available in Spanish, located at www.cfi-mx.com.


FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the proposed acquisition of CFI and proposed related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the proposed acquisition of CFI and proposed related financing (including without limitation the possibility that such acquisition may not be consummated due to failure of regulatory approval or other closing conditions to be satisfied, risks relating to the financing, integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in
Item 7 of Con-way's 2006 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.